Exhibit (b)(2)

Execution Copy

BANK OF AMERICA, N.A. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED One Bryant Park New York, New York 10036	GOLDMAN SACHS BANK USA 200 West Street New York, New York 10282-2198

ROYAL BANK OF CANADA RBC CAPITAL MARKETS Three World Financial Center 200 Vesey Street, 10th Floor New York, New York 10281	MORGAN STANLEY SENIOR FUNDING, INC. 1585 Broadway New York, New York 10036

BANK OF MONTREAL BMO CAPITAL MARKETS CORP. 3 Times Square, 28th Floor New York, NY 10036

November 16, 2012

RP Crown Parent, LLC

c/o New Mountain Partners III, L.P.

787 7th Avenue, 49th Floor

New York, New York 10019

Attention: Alok Singh, Managing Director

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Credit Suisse AG

Eleven Madison Avenue

New York, NY 10010

Re:	Joinder Agreement to Project Crown Commitment Letter

Ladies and Gentlemen:

Reference is made to (a) that certain Commitment Letter, dated November 1, 2012 (together with the exhibits and annexes attached thereto, the “Commitment Letter”), from Credit Suisse AG (acting through such of its affiliates or branches as it deems appropriate, “CS”) and Credit Suisse Securities (USA) LLC (“CS Securities” and, together with CS and their respective affiliates, “Credit Suisse”, or the “Initial Commitment Parties”) to RP Crown Parent, LLC, a Delaware limited liability company (the “Borrower” or “you”) and (b) the Facilities Fee Letter referred to therein. This joinder agreement (this “Joinder Agreement”) is the “commitment documentation” contemplated by Section 2 of the Commitment Letter and sets forth the agreement of the Borrower, the Initial Commitment Parties and the Additional Commitment Parties (as defined below) regarding the joinder of Bank of America, N.A. (“BofA”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“ML”, and together with BofA and their respective affiliates, “BAML”), Goldman Sachs Bank USA (acting through such of its affiliates or branches as it deems appropriate, “GS”), Royal Bank of Canada (“RBC”) and RBC Capital Markets1 (“RBCCM”, and together with RBC and their respective affiliates, “Royal Bank”), Morgan Stanley Senior Funding, Inc. (“MS”), Bank of Montreal (“BofM”), BMO Capital Markets Corp. (“BMO Corp.”, and together with BofM and their respective affiliates, “BMO”), and Jefferies Finance LLC (“Jefferies” and collectively, the “Additional Commitment Parties” and, together with the Initial Commitment Parties, the “Commitment Parties”) to the Commitment Letter to act in the roles specified below and to provide a portion of the commitments under the Commitment Letter. Capitalized terms used but not defined herein are used with the meanings assigned to them in the Commitment Letter.

1. Additional Agents; Commitments with respect to Senior Facilities.

You hereby appoint each of ML, GS, RBCCM and MS to act (and each of ML, GS, RBCCM and MS hereby agree to act, together with the Lead Arranger) as a joint lead arranger and co-syndication agent for the Senior Facilities. You hereby appoint BMO Corp. to act (and BMO Corp. hereby agrees to act) as a documentation agent for the Senior Facilities. You hereby appoint Jefferies to act (and Jefferies hereby agrees to act) as a manager for the Senior Facilities. The execution of this Joinder Agreement constitutes the appointment of additional joint lead arrangers and joint bookrunners for the Senior facilities referred to in the Commitment Letter.

Each of the Additional Commitment Parties is pleased to commit to provide on a several, but not joint, basis the percentage of the entire principal amount of each of the Senior Facilities as set forth on Schedule 1 hereto for such Additional Commitment Party, in each case, upon the terms and subject only to the conditions set forth in the Commitment Letter. The economics allocated to Credit Suisse, as Initial Lender, and its commitment amount in respect of the Senior Facilities shall be reduced on a dollar-for-dollar basis by the amount of the economics allocated to the Additional Commitment Parties, and the commitment amounts of the Additional Commitment Parties hereunder in respect of the Senior Facilities as contemplated by Section 2 of the Commitment Letter, and the parties hereto agree that the commitments of the Commitment Parties after giving effect to this Joinder Agreement are as set forth on Schedule 2.

2. Agreement of Additional Commitment Parties to Be Bound; Titles; Etc. Each Additional Commitment Party (other than BMO and Jefferies) hereby agrees to be and shall become bound by the terms and conditions, subject to all commitments and obligations, and entitled to all of the rights and benefits (including the titles and fees) of a “Commitment Party”, “lead arranger”, “syndication agent” and “Initial Lender”, as applicable, under the Commitment Letter and the Facilities Fee Letter as if such Additional Commitment Party was originally a party thereto. BMO Corp. hereby agrees to be and shall become bound by the terms and conditions, subject to all commitments and obligations, and entitled to all of the rights and benefits (including the titles and fees) of a “Commitment Party”, “documentation agent” and “Initial Lender”, as applicable, under the Commitment Letter and the Facilities Fee Letter as if such Additional Commitment Party was originally a party thereto. Jefferies hereby agrees to be and shall become bound by the terms and conditions, subject to all commitments and obligations, and entitled to all of the rights and benefits (including the titles and fees) of a “Commitment Party”, “manager” and “Initial Lender”, as applicable, under the Commitment Letter and the Facilities Fee Letter as if such Additional Commitment Party was originally a party thereto. It is understood that in any Information Materials and all other marketing materials or other documentation used in connection with the Senior Facilities, Credit Suisse shall have “left side” designation as set forth in the Commitment Letter and shall hold the roles and have the responsibilities customarily associated with such placements, and the Additional Commitment Parties (other than Jefferies) shall in all cases be listed under or to the right of Credit Suisse in alphabetical

[1]	RBC Capital Markets is the brand name for the capital market activities of Royal Bank of Canada and its affiliates.

2

order in any such Information Materials and other marketing materials or other documentation. It is further understood that, other than as contemplated by the Commitment Letter and the Facilities Fee Letter (each, as amended by this Joinder Agreement), and as otherwise agreed to by you, the Initial Commitment Parties and the Additional Commitment Parties, no other titles may be given, or compensation paid, to lenders in respect of the Senior Facilities. Each of the Additional Commitment Parties shall be entitled to allocate any and all fees payable to it under the Facilities Fee Letter to its affiliates as it shall determine in its sole discretion.

3. Management of Syndication. Notwithstanding anything in the Commitment Letter or the Facilities Fee Letter to the contrary, the parties hereto agree that CS Securities, but not the Additional Commitment Parties, shall manage all aspects of the syndication (including decisions as to the selection of prospective Lenders to be approached, when prospective Lenders will be approached when the Lenders’ commitments will be accepted, which Lenders will participate, the allocation of the commitments among the Lenders and the amount and distribution of fees among the Lenders). Each Commitment Party agrees that (x) subject to (a) clauses (i) and (ii) of the second sentence in Section 3 of the Commitment Letter and (b) clause (y) of this sentence, the respective commitments of each Commitment Party hereunder in respect of the Senior Facilities shall be subject to further syndication on a pro rata basis and (y) the respective commitment of each Additional Commitment Party in respect of the Senior First Lien Revolving Facility as set forth on Schedule 1 hereto for such Additional Commitment Party shall be subject to further syndication on a pro rata basis (for the avoidance of doubt, based on the commitments of all Commitment Parties) only if and after Credit Suisse and its affiliates hold an aggregate of no more than $25,000,000 of the commitments in respect of the Senior First Lien Revolving Facility.

4. Conditions Precedent. Notwithstanding anything in the Commitment Letter, the Facilities Fee Letter or this Joinder Agreement to the contrary, the parties hereto agree that solely for purposes of (i) (x) determining satisfaction of the insurance condition under “Conditions Precedent to Initial Borrowing” in Exhibit B to the Commitment Letter (and its corresponding provision in Exhibit C), (y) the determinations related to documentation under “Definitive Documentation” in Exhibit B to the Commitment Letter (and its corresponding provision in Exhibit C), and (z) Exhibit D to the Commitment Letter (other than paragraph 7 on Exhibit D to the Commitment Letter), each reference to “Lead Arranger,”, “CS” or “Agent” therein shall continue to refer solely to CS Securities or CS as applicable (and not any other Additional Commitment Party) and (ii) (x) Section 6 to the Commitment Letter and (y) paragraph 7 on Exhibit D to the Commitment Letter, each reference to “Lead Arranger” therein shall be deemed to include the Additional Commitment Parties. It is understood and agreed that CS Securities will promptly distribute to each other Commitment Party the deliverables received by CS Securities in accordance with Exhibit D to the Commitment Letter.

5. Exhibit F to the Commitment Letter. Notwithstanding anything in the Commitment Letter, the Facilities Fee Letter or this Joinder Agreement to the contrary, the parties hereto agree that (x) the phrase “(and each other joint lead arranger, if any)” and the phrase “(and each other joint lead arranger, if any, (or any affiliate thereof))” in the last paragraph of Section 9 of the Commitment Letter are hereby deleted, (y) each reference to “Joint Lead Arranger” in Exhibit F to the Commitment Letter shall be deleted and (z) each reference to “Lead Arranger” in Exhibit F to the Commitment Letter shall continue to refer solely to CS Securities.

6. Indemnification. Notwithstanding anything in the Commitment Letter, the Facilities Fee Letter or this Joinder Agreement to the contrary, the parties hereto agree that (i) solely for purposes of Section 7 of the Commitment Letter, clause (a)(iii) thereof shall be deemed to be deleted in its entirety and replaced with the following: “to the extent resulting from any dispute solely among Indemnified Persons other than claims against (x) Credit Suisse in its capacity or in fulfilling its role as an Agent, or Lead Arranger, as applicable, or (y) any joint lead arranger or co-syndication agent in its capacity or in fulfilling

3

its role as a joint lead arranger or co-syndication agent or, in each case any similar role under any Senior Facility and other than any claims arising out of any act or omission on the part of you and your affiliates, or” and (ii) each reference to “Arranger” or “Arrangers” under “Expenses and Indemnification” in Exhibit B to the Commitment Letter (and its corresponding provision in Exhibit C), shall be deemed to include the Additional Commitment Parties.

7. Sharing Information, Absence of Fiduciary Relationship; Affiliate Activities. Notwithstanding anything in the Commitment Letter, the Facilities Fee Letter or this Joinder Agreement to the contrary, the parties hereto agree that solely for purposes of Section 8 of the Commitment Letter, each reference to “Credit Suisse”, “we”, “our” or “us” shall be deemed to include the Additional Commitment Parties.

8. Facilities Fees. Notwithstanding anything in the Commitment Letter or the Facilities Fee Letter to the contrary, the parties hereto agree that solely for purposes of (x) Section 5 of the Commitment Letter and (y) Section 1 of the Facilities Fee Letter, each reference to “Lead Arranger” therein shall be deemed to include the Additional Commitment Parties. It is agreed that each of the First Lien Arrangement Fee and the Second Lien Arrangement Fee shall be paid to each Commitment Party (after giving effect to this Joinder Agreement) for its own account in a ratable amount based on the aggregate principal amount of commitments with respect to the Senior First Lien Facilities and Senior Second Lien Term Facility on the date hereof, as the case may be, held by the Initial Lender affiliated with such Commitment Party.

9. Alternate Transaction Fees. Notwithstanding anything in the Commitment Letter, the Facilities Fee Letter or this Joinder Agreement to the contrary, the parties hereto agree that Section 2 of the Facilities Fee Letter shall be deemed to be deleted in its entirety and replaced with the following:

“You also agree that if you or any of your affiliates determine to proceed within one year from the date hereof, in lieu of the Acquisition, with any similar transaction in which you or such affiliate will acquire, directly or indirectly, all or at least a majority of the equity interests or assets of the Company (any such transaction, an “Alternate Transaction”), you or such affiliate will first offer to appoint CS as sole administrative agent and collateral agent and appoint each of CS Securities, ML, GS, RBCCM and MS as a joint lead arrangers and co-syndication agents, BMO Corp. as documentation agent and Jefferies as manager (on terms acceptable to CS, CS Securities, BofA, ML, GS, RBC, RBCCM, MS, BofM, BMO Corp., Jefferies and you) for any bank and any bridge financing relating to such Alternate Transaction on mutually acceptable terms (“Alternate Transaction Financing”) unless the Commitment Parties do not commit to provide (on terms mutually acceptable to the Commitment Parties and you) such Alternate Transaction Financing; provided, however, that the unwillingness of any Commitment Party to commit to provide the Alternate Transaction Financing shall not affect the right of the other Commitment Parties to commit to provide the entire amount of such Alternate Transaction Financing and to accept the appointments offered by you to each such other Commitment Parties in connection therewith. If, in connection with the consummation of the Acquisition or any Alternate Transaction, debt financing is provided by a financing source other than the Commitment Parties (notwithstanding a willingness on the part of one or more of the Commitment Parties to fund the entire amount of and close such Alternate Transaction Financing), you agree to pay to the Commitment Parties that have so agreed to commit to provide the entire amount of such Alternate Transaction Financing an amount equal to 50% of the Arrangement Fees described above that would have been payable to the Commitment Parties immediately upon the consummation of the Acquisition or such Alternate Transaction (which amount shall be reduced by the economics, if any, received by the Commitment Parties and their respective affiliates in connection with such Alternate Transaction). The Commitment Parties hereby agree as between themselves that the Alternate Transaction Fee will be divided between them as follows: CS Securities will receive 54.0% of the Alternate Transaction Fee, ML will receive 10.0% of the Alternate Transaction Fee, GS will receive 10.0% of the Alternate Transaction Fee, RBCCM will receive 10.0% of the Alternate Transaction Fee, MS will

4

receive 10.0% of the Alternate Transaction Fee, BMO Corp. will receive 3.0% of the Alternate Transaction Fee and Jefferies will receive 3.0% of the Alternate Transaction Fee; provided, however, that each Commitment Party shall only be entitled to such portion of the Alternate Transaction Fee if it was willing to fund its commitment with respect to and close the Senior Facilities or the Alternate Transaction Financing at the time the alternate financing source provided the debt financing.

You further agree that if the Acquisition shall not be consummated and you or any of your affiliates shall receive any compensation in the nature of a break-up or similar payment (which shall not include the refunding of any deposit), you will promptly reimburse each of the Commitment Parties for its reasonable out-of-pocket expenses in connection with the Transactions (as more fully described in Section 7 of the Commitment Letter); provided that, if such compensation is not sufficient to reimburse such expenses of each of the Commitment Parties and the reasonable out-of-pocket expenses of you and your affiliates in connection with the Transactions, each of the Commitment Parties shall be entitled to a pro rata share of such compensation based on the proportion of such expenses of the Commitment Parties against the aggregate amount of such expenses of the Commitment Parties and of you and your affiliates.”

10. Flex Provisions. Notwithstanding anything in the Commitment Letter or the Facilities Fee Letter or this Joinder Agreement to the contrary, the parties hereto agree for purposes of Section 3 of the Facilities Fee Letter, each reference to “Lead Arranger” therein shall continue to refer solely to CS Securities (and not to any other Additional Commitment Parties).

11. Successful Syndication. Notwithstanding anything in the Commitment Letter or the Facilities Fee Letter to the contrary, the parties hereto agree that “Successful Syndication” shall be deemed to be achieved only if (i) Credit Suisse and its affiliates hold (x) no portion of the Senior First Lien Term Facility or the Senior Second Lien Term Facility or commitments in respect thereof and (y) an aggregate of no more than $25,000,000 of the commitments in respect of the Senior First Lien Revolving Facility, (ii) BofA and its affiliates hold (x) no portion of the Senior First Lien Term Facility or the Senior Second Lien Term Facility or commitments in respect thereof and (y) an aggregate of no more than $10,000,000 of the commitments in respect of the Senior First Lien Revolving Facility, (iii) GS and its affiliates hold (x) no portion of the Senior First Lien Term Facility or the Senior Second Lien Term Facility or commitments in respect thereof and (y) an aggregate of no more than $10,000,000 of the commitments in respect of the Senior First Lien Revolving Facility, (iv) Royal Bank and its affiliates hold (x) no portion of the Senior First Lien Term Facility or the Senior Second Lien Term Facility or commitments in respect thereof and (y) an aggregate of no more than $10,000,000 of the commitments in respect of the Senior First Lien Revolving Facility, (v) MS and its affiliates hold (x) no portion of the Senior First Lien Term Facility or the Senior Second Lien Term Facility or commitments in respect thereof and (y) an aggregate of no more than $10,000,000 of the commitments in respect of the Senior First Lien Revolving Facility, (vi) BofM and its affiliates hold (x) no portion of the Senior First Lien Term Facility or the Senior Second Lien Term Facility or commitments in respect thereof and (y) an aggregate of no more than $3,000,000 of the commitments in respect of the Senior First Lien Revolving Facility and (vii) Jefferies and its affiliates hold (x) no portion of the Senior First Lien Term Facility or the Senior Second Lien Term Facility or commitments in respect thereof and (y) an aggregate of no more than $3,000,000 of the commitments in respect of the Senior First Lien Revolving Facility.

12. Survival. The sections of this Joinder Agreement relating to Management of Syndication, Survival and Governing Law shall survive any termination or expiration of this Joinder Agreement or the Commitments of the Commitment Parties or the undertakings of the Lead Arranger and the Additional Commitment Parties set forth herein.

13. Governing Law. This Joinder Agreement, and any claim, controversy or dispute arising under or related thereto, shall be governed by, and construed in accordance with, the laws of

5

the State of New York without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction will be required thereby. The parties hereby waive any right to trial by jury with respect to any claim or action arising out of this Joinder Agreement. The parties hereto hereby agree that any suit or proceeding arising in respect of this Joinder Agreement, or any of the matters contemplated hereby or thereby will be tried exclusively in the U.S. District Court for the Southern District of New York or, if such court does not have subject matter jurisdiction, in any state court located in the Borough of Manhattan, New York, and the parties hereto hereby agree to submit to the exclusive jurisdiction of, and venue in, such court. The parties hereto hereby agree that service of any process, summons, notice or document by registered mail addressed to you or each of the Commitment Parties will be effective service of process against such party for any action or proceeding relating to any such dispute. The parties hereto irrevocably and unconditionally waive any objection to venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum. A final judgment in any such action or proceeding may be enforced in any other courts with jurisdiction over you or each of the Commitment Parties.

14. Miscellaneous. This Joinder Agreement, together with the Commitment Letter and the Facilities Fee Letter, embodies the entire agreement among the Commitment Parties and you with respect to the specific matters set forth above. Except as specifically modified by this Joinder Agreement, the Commitment Letter and the Facilities Fee Letter remain in full force and effect and are ratified and confirmed. This Joinder Agreement shall not (except by you in accordance with the first sentence of Section 9 of the Commitment Letter) be assignable by any party hereto without the prior written consent of each other party hereto, and any such purported assignment without such consent shall be void. This Joinder Agreement is not intended to benefit or create any rights in favor of any person other than the parties hereto, and with respect to indemnification, each Indemnified Party. This Joinder Agreement may be executed in separate counterparts and delivery of an executed signature page of this Joinder Agreement by facsimile or electronic mail shall be effective as delivery of manually executed counterpart hereof; provided that, upon the request of any party hereto, such facsimile transmission or electronic mail transmission shall be promptly followed by the original thereof. This Joinder Agreement, the Commitment Letter and Sections 1 and 6 of the Facilities Fee Letter may only be amended, modified or superseded by an agreement in writing signed by you and the Commitment Parties party hereto.

[Remainder of page intentionally left blank]

6

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

BANK OF AMERICA, N.A.

By:	/s/ Russ Bunting
Name:	Russ Bunting
Title:	Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Russ Bunting
Name:	Russ Bunting
Title:	Director

Joinder Agreement Signature Page

GOLDMAN SACHS BANK USA

By:	/s/ Robert Ehudin
Name:	Robert Ehudin
Title:	Authorized Signatory

Joinder Agreement Signature Page

ROYAL BANK OF CANADA

By:	/s/ David J. Wirdnam
Name:	David J. Wirdnam
Title:	Authorized Signatory

Joinder Agreement Signature Page

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Andrew Earls
Name:	Andrew Earls
Title:	Vice President

Joinder Agreement Signature Page

BANK OF MONTREAL

By:	/s/ Gregory F. Tomczyk
Name:	Gregory F. Tomczyk
Title:	Vice President

BMO CAPITAL MARKETS CORP.

By:	/s/ Bryan J. Rolfe
Name:	Bryan J. Rolfe
Title:	Managing Director

Joinder Agreement Signature Page

JEFFERIES FINANCE LLC

By:	/s/ Brian J. Buoye
Name:	Brian J. Buoye
Title:	Senior Vice President

Joinder Agreement Signature Page

AGREED TO AND ACCEPTED as of
the date first above written:

RP CROWN PARENT, LLC

By:	/s/ Jack Qian
Name:	Jack Qian
Title:	Vice President

AGREED TO AND ACCEPTED as of
the date first above written:

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Dorella R. Madeira
Name:	Dorella R. Madeira
Title:	Director

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Robert Hetu
Name:	Robert Hetu
Title:	Managing Director

By:	/s/ Kevin Buddhdew
Name:	Kevin Buddhdew
Title:	Associate

Joinder Agreement Signature Page

SCHEDULE 1

SENIOR FIRST LIEN TERM FACILITY COMMITMENTS

Additional Commitment Party	Senior First Lien Term Facility
Bank of America, N.A.	$145,000,000
Goldman Sachs Bank USA	$145,000,000
Royal Bank of Canada	$145,000,000
Morgan Stanley Senior Funding, Inc.	$145,000,000
Bank of Montreal	$43,500,000
Jefferies Finance LLC	$43,500,000

SENIOR FIRST LIEN REVOLVING FACILITY COMMITMENTS

Additional Commitment Party	Senior First Lien Revolving Facility
Bank of America, N.A.	$10,000,000
Goldman Sachs Bank USA	$10,000,000
Royal Bank of Canada	$10,000,000
Morgan Stanley Senior Funding, Inc.	$10,000,000
Bank of Montreal	$3,000,000
Jefferies Finance LLC	$3,000,000

SENIOR SECOND LIEN TERM FACILITY COMMITMENTS

Additional Commitment Party	Senior Second Lien Term Facility
Bank of America, N.A.	$65,000,000
Goldman Sachs Bank USA	$65,000,000
Royal Bank of Canada	$65,000,000
Morgan Stanley Senior Funding, Inc.	$65,000,000
Bank of Montreal	$19,500,000
Jefferies Finance LLC	$19,500,000

SCHEDULE 2

SENIOR FIRST LIEN TERM FACILITY COMMITMENTS

Commitment Party	Senior First Term Lien Facility
Credit Suisse AG	54.0%
Bank of America, N.A.	10.0%
Goldman Sachs Bank USA	10.0%
Royal Bank of Canada	10.0%
Morgan Stanley Senior Funding, Inc.	10.0%
Bank of Montreal	3.0%
Jefferies Finance LLC	3.0%
Total	100%

SENIOR FIRST LIEN REVOLVING FACILITY COMMITMENTS

Commitment Party	Senior First Revolving Lien Facility
Credit Suisse AG	54.0%
Bank of America, N.A.	10.0%
Goldman Sachs Bank USA	10.0%
Royal Bank of Canada	10.0%
Morgan Stanley Senior Funding, Inc.	10.0%
Bank of Montreal	3.0%
Jefferies Finance LLC	3.0%
Total	100%

SENIOR SECOND LIEN TERM FACILITY COMMITMENTS

Commitment Party	Senior Second Lien Term Facility
Credit Suisse AG	54.0%
Bank of America, N.A.	10.0%
Goldman Sachs Bank USA	10.0%
Royal Bank of Canada	10.0%
Morgan Stanley Senior Funding, Inc.	10.0%
Bank of Montreal	3.0%
Jefferies Finance LLC	3.0%
Total	100%